                                                                     EXHIBIT 4.1





                           COMMUNITY BANCSHARES, INC.

                                       AND

                              THE BANK OF NEW YORK,
                                 AS RIGHTS AGENT


--------------------------------------------------------------------------------


                                 AMENDMENT NO. 1

                                     TO THE

                             RIGHTS AGENT AGREEMENT


                          DATED AS OF DECEMBER 15, 2003


--------------------------------------------------------------------------------

        THIS AMENDMENT NO. 1 (this "Amendment") to the Rights Agent Agreement, dated as of January 13, 1999 (the "Rights Agent Agreement"), is dated as of December 15, 2003, and is by and between Community Bancshares, Inc., a Delaware corporation (the "Company"), and The Bank of New York, as rights agent (the "Rights Agent," and together with the Company, the "Parties"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Rights Agent Agreement.

        WHEREAS, the Company, pursuant to Section 27 of the Rights Agent Agreement, deems it necessary and desirable to amend the Rights Agent Agreement to change the Final Expiration Date to December 15, 2003; and

        WHEREAS, the Company has authorized and approved the amendment to the Rights Agent Agreement set forth herein;

        NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, hereto agree as follows:

SECTION 1.     AMENDMENT TO THE RIGHTS AGENT AGREEMENT

        Section 7(a) of the Rights Agent Agreement is amended in its entirety to read as follows:

        "(a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on December 15, 2003 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in
Section 23 hereof (the "Redemption Date"), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof."

SECTION 2.     REPRESENTATIONS AND WARRANTIES

        The Company hereby represents and warrants that:

           (i) The execution, delivery and performance of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action and do not require any consent or approval which has not been obtained.

           (ii) This Amendment is the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles.

SECTION 3.     MISCELLANEOUS

        (a)    Date of Effectiveness.

        This Amendment shall become effective as of its date.


        (b)    Applicability of the Rights Agent Agreement.

        In all respects not inconsistent with the terms and provisions of this Amendment, the provisions of the Rights Agent Agreement shall remain in full force and effect.

        (c)    Headings

        The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

        (d)    Counterparts

        This Amendment may be executed in counterparts by facsimile or otherwise, each of which shall constitute an original, but all of which, when taken together, shall constitute but one and the same instrument.

        (e)    Governing Law

        THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ALABAMA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                            [Signatures on Next Page]

        IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the date first above written.

                                  COMMUNITY BANCSHARES, INC.


                                  By:  /s/ Patrick M. Frawley
                                     ---------------------------------
                                      Name:    Patrick M. Frawley
                                      Title:   Chairman, Chief Executive Officer
                                               and President



                                  THE BANK OF NEW YORK,
                                  as Rights Agent


                                  By:  /s/ John I. Sivertsen
                                     ---------------------------------
                                      Name:    John I. Sivertsen
                                      Title:   Vice President